UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300
Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2026, FibroBiologics, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent”) under which the Company may issue and sell in a registered offering shares of its common stock, par value $0.00001 per share (the “Common Stock”), having an aggregate offering price of up to $6,150,000 from time to time through or to the Sales Agent (the “ATM Offering”). The Company expects to use net proceeds, if any, from the ATM Offering over time as a source for working capital and general corporate purposes.

Sales of Common Stock through the Sales Agent, if any, will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use its commercially reasonable efforts, consistent with applicable state and federal law, rules and regulations and rules of the Nasdaq Capital Market, to make such offerings consistent with its normal trading and sales practices. The Company will pay the Sales Agent an aggregate of 3.0% of the gross proceeds of the sales price per share of Common Stock sold through the Sales Agent under the Sales Agreement. In addition, the Company also will reimburse the Sales Agent for $100,000 for reasonable fees and expenses incurred by its legal counsel in connection with entering into the transactions contemplated by the Sales Agreement (excluding any periodic due diligence fees) and up to $5,000 per due diligence session update in connection with filing its Annual Report on Form 10-K or a material amendment to the Registration Statement, prospectus or prospectus supplement, and $3,500 per applicable due diligence update session in connection with filing Quarterly Reports on Form 10-Q pursuant to the terms of the Sales Agreement, plus any incidental expense incurred by Wainwright in connection therewith.

The Company also may sell some or all of the shares of Common Stock to the Sales Agent as principal for its own account at a price agreed upon at the time of sale. The Company has agreed to provide the Sales Agent and certain affiliates of the Sales Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act of 1933, as amended.

The Company is not obligated to make any sales of its Common Stock under the Sales Agreement and no assurance can be given that the Company will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that the Company will sell, or the dates on which any such sales will take place. The offering pursuant to the ATM Prospectus Supplement (as defined below) will terminate upon the earlier of (i) the sale of all of the Company’s Common Stock subject to the ATM Prospectus Supplement having an aggregate offering price of up to $6,150,000, or (ii) termination of the Sales Agreement as provided therein.

The shares of Common Stock to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-284663), which was filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2025, and declared effective by the SEC on February 10, 2025, including the base prospectus contained therein, and a prospectus supplement to be filed relating to the offer and sale of the shares pursuant to the Sales Agreement (the “ATM Prospectus Supplement”).

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the Sales Agreement, the Company is filing the opinion and consent of its counsel, Sichenzia Ross Ference Carmel LLP, regarding the validity of the shares of Common Stock that may be sold pursuant to the Sales Agreement as Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	At The Market Offering Agreement dated May 1, 2026 between the Company and H.C. Wainwright & Co., LLC
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in the opinion filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	May 1, 2026	By:	/s/ Pete O'Heeron
Name: Pete O'Heeron Title: Chief Executive Officer